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                                  EXHIBIT 99.1


                     WILLIAM F. PATIENT, FIRST CEO OF GEON,
                         ANNOUNCES HIS RETIREMENT PLANS

CLEVELAND, OHIO - April 27, 1999 - William F. Patient, chairman and chief executive officer of The Geon Company (NYSE: GON) since it became an independent public company six years ago, announced today his intention to retire. He will step down as CEO on May 6, 1999, the date of Geon's annual meeting of stockholders.

At that meeting, the Geon Board of Directors, as a result of its succession planning, is expected to approve the recommendation of its nominating committee that President and Chief Operating Officer Thomas A. Waltermire, 49, be appointed chief executive officer.

Patient will continue as Geon's chairman until the August board meeting when he will be 65. At that time, the Board of Directors is expected to name Waltermire chairman, completing the leadership transfer. Patient will remain a Geon director, assuming stockholders approve his re-election to the board on May 6.

Under Patient's direction, Geon has become the world's leading producer of vinyl compounds, North America's leading producer of vinyl dispersion resins and dispersion resin compounds, and a growing provider of polymer services.

"These last six years have been the most exciting and rewarding of my life because in that short period, we transformed Geon from merely an adequate performer to an organization of excellence," said Patient. "It makes me very proud because this evolution did not occur by accident. It was the result of a thoughtful, well-crafted strategic plan executed by all our people - people who care and make things happen."

Likewise, Patient said, Waltermire's proposed selection by the Geon board is "a purposeful decision, the culmination of a deliberate, long-term succession plan. For the last five years, Tom has been given progressively greater levels of responsibility, including the recent positions of chief operating officer and president. He has met each challenge and been a leader in Geon's transformation."

A LEGACY OF LEADERSHIP
----------------------

"Bill Patient's legacy is today's Geon, a dramatically stronger company because of his drive, his unyielding commitment to the belief that we have no option but to succeed," said Waltermire. "Bill established Geon's credibility as a company that has consistently accomplished what we said we would do. People both inside and outside the organization know they can count on Geon to live up to its promises."

Patient is a native of Belleville, Illinois. He earned his bachelor's degree in chemical engineering from Washington University in St. Louis. In 1962 he joined Borg-Warner Chemicals, where he remained until 1989, fulfilling a range of assignments including vice president, sales and marketing; vice president, manufacturing; and president, Borg-Warner Chemicals Europe.

In May 1989, Patient became senior vice president of The BFGoodrich Company and president of its Geon Vinyl division. Four years later, BFGoodrich spun off the Geon division as a separate public company with Patient as chairman, president and chief executive officer.


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Waltermire received a bachelor of science degree in biology from The Ohio State
University in 1971 and a master of business administration degree from Harvard University in 1974. He joined BFGoodrich in 1974 in its treasury division. He moved in 1980 to the BFGoodrich Chemical Group, where he held a series of operating and general management positions. Returning to BFGoodrich corporate headquarters in 1989, he served as vice president of investor relations and assistant to the chairman and CEO.

Just prior to Geon's initial public offering, Waltermire joined the new company as senior vice president and treasurer. Later in 1993 he became chief financial officer; then in 1997, chief operating officer, with responsibility for day-to-day operations. He added the title of president in 1998. At Geon's 1998 annual meeting, he was elected to the Board of Directors.


STRATEGIC PLANS AND BOLD MOVES

By 1993, Geon had been a leader in the manufacture of polyvinyl chloride (PVC) resin and compounds for more than 50 years. BFGoodrich, however, had decided that vinyl no longer fit with its business strategy, and it spun off the Geon division.

Under Patient's direction, senior management of the new company immediately set about "fixing the business" with a plan to reduce costs, improve operating efficiencies and increase productivity. Geon closed older, inefficient facilities; redesigned and streamlined its product line; reduced its raw material costs; rewarded employees for strong performance and productivity increases; delivered increased returns to stockholders; and established itself as the industry leader in the area of health, safety and the environment.

Yet, in this tough industry, the Company needed to do more to grow and create stockholder value. Beginning in 1997, Patient and Waltermire executed a series of strategic actions designed to expand the value-added business segments and reshape Geon as an international performance polymers and services company with a focus on technology, service and innovation. Among these actions were:

- Acquisition of the compounder Synergistics Industries Limited, which increased Geon's compound operation nearly 50 percent and added important non-PVC products that fit well with Geon's market strengths

- Successful development of Geon's specialty resin business and the acquisitions of three plastisol formulators - Plast-O-Meric, Wilflex and Adchem which further enhanced the value-added operations and positioned Geon for stronger, more predictable earnings growth

- Formation of new, entrepreneurial businesses such as Polymer Diagnostics Inc., a wholly owned subsidiary that markets Geon's testing and problem-solving capabilities to clients in polymer sciences, and Decillion LLC, a joint venture with Owens Corning to market a unique technology for glass fiber-reinforced PVC compound

Without question, however, Geon's boldest move under Patient's leadership was its agreement with the OxyChem division of Occidental Petroleum Corporation to form a joint venture combining the partners' PVC resin and vinyl chloride monomer (VCM) businesses and related operations, and to acquire OxyChem's compounding and film businesses.

Geon will own 24 percent and OxyChem 76 percent of the joint venture, Oxy Vinyls, LP (OxyVinyls), which will be North America's largest producer of PVC resin and VCM, with the


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scale and integration to be globally competitive. The OxyVinyls joint venture creates a cost-competitive and technically competitive PVC resin business and also ensures Geon's compounding operations a low-cost, long-term resin supply. With the transfer of financial obligations to the joint venture and the receipt of cash, Geon will strengthen its balance sheet for future acquisitions.

The joint venture has received all necessary approvals, and is slated to take effect May 1.


A COMMITMENT TO COMMUNITY

Approachable and accessible, Patient is known throughout Geon as a grass-roots communicator - the type whom employees can talk to on the "shop floor." He is an advocate for people at all levels of the organization, and he speaks passionately about the efforts and contributions of the 2,400 men and women of Geon.

A plain-spoken, fervent supporter of the vinyl industry, Patient serves on the Executive Committee of the Vinyl Institute and the Board of Directors of the Chlorine Chemistry Council.

Apart from Geon and the industry, Patient is an ardent believer in corporate responsibility and community involvement, maintaining an active speaking schedule and serving a long list of educational, cultural and community organizations. A visible, vocal champion of urban education, he chairs the Cleveland State University Board of Trustees. He also chairs the 1999 University Hospitals Health System Amateur Athletic Union (AAU) Junior Olympic Games, which will be held in Cleveland this summer.

Along with other Geon employees, Patient has traveled regularly to Appalachia and elsewhere to help Habitat for Humanity build homes with Company-donated materials. He also has spearheaded Geon's establishment of scholarship funds to support minority students planning to enter technical fields. These and other causes parallel Geon's business objectives, so Company involvement benefits both Geon and the recipients of its generosity, he believes.

Patient serves on the boards of trustees of Cleveland Tomorrow, the Playhouse Square Foundation, University Hospitals Health System and University Hospitals of Cleveland. He is a member of the Ohio Business Roundtable, the Greater Cleveland Roundtable, the President's Council and the Musical Arts Association.

Patient and his wife, Bonnie, have five grown children.

The Geon Company is a leading North American-based polymer service and technology company with operations in PVC compounds, specialty PVC resins and other value-added products and services. Headquartered in Avon Lake, Ohio, The Geon Company and its subsidiaries employ more than 2,400 people and have 24 manufacturing plants in the United States, Canada, England and Australia and joint ventures in the United States, Canada, England, Australia and Singapore. Information on the Company's products and services, as well as news releases, EDGAR filings, Form 10-K, 10-Q, etc. are available on the Internet at http://www.geon.com.